Exhibit 4.1

EXECUTION COPY

THIRD SUPPLEMENTAL INDENTURE

by and among

STANDARD PACIFIC CORP., as Issuer

the GUARANTORS party hereto

and

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

Dated as of September 24, 2007

Supplemental to Indenture

Dated as of April 10, 2002

Authorizing the Issuance of

6% Convertible Senior Subordinated Notes due 2012

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THIS THIRD SUPPLEMENTAL INDENTURE dated as of September 24, 2007 (the “Third Supplemental Indenture”), among STANDARD PACIFIC CORP., a Delaware corporation, as issuer (the “Company”), the guarantors listed on the signature page hereto (the “Initial Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, this Third Supplemental Indenture is supplemental to the indenture dated as of April 10, 2002 (the “Original Indenture”) by and between the Company and J.P. Morgan Trust Company, N.A., as Trustee (the “Original Trustee”), which was previously supplemented by the First Supplemental Indenture dated as of April 10, 2002 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of February 22, 2006 (the “Second Supplemental Indenture”), in each case by and between the Company and the Original Trustee and relating to the Company’s outstanding 9 1/4% Senior Subordinated Notes due 2012;

WHEREAS, the Company has duly authorized the creation of an issue of its 6% Convertible Senior Subordinated Notes due 2012 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Third Supplemental Indenture (the Original Indenture, as supplemented by this Third Supplemental Indenture, the “Indenture”);

WHEREAS, pursuant to Section 2.01 of the Original Indenture, the Company may establish one or more Series of Securities from time to time as authorized by a supplemental indenture;

WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Third Supplemental Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Third Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized; and

WHEREAS, the Guarantors party hereto have duly authorized the execution and delivery of this Third Supplemental Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Guarantee, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

NOW, THEREFORE, this Third Supplemental Indenture WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Scope and Definitions

SECTION 1.01. Scope of Third Supplemental Indenture. The changes, modifications and supplements to the Original Indenture affected by this Third Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall be limited to $100 million aggregate principal amount (or the lesser of (i) $115,000,000 and (ii) $100,000,000 plus the principal amount of Notes to be purchased pursuant to the Underwriters’ over-allotment option pursuant to the Underwriting Agreement) outstanding at any time and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of the Third Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.

SECTION 1.02. Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Third Supplemental Indenture, and for purposes of the Original Indenture as it relates to the Notes, shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this Third Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this Third Supplemental Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Third Supplemental Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular, and the word “including” shall be deemed to mean “including without limitation.”

“Additional Interest” has the meaning specified in Section 6.03.

“Additional Shares” has the meaning specified in Section 10.03.

“Adjustment Event” has the meaning specified in Section 10.04(k).

“Adjusted Net Assets” has the meaning specified in Section 7.06.

“Bank Credit Facility” means the Revolving Credit Facility, the Term Loan Credit Facilities and any other bank credit agreement or credit facility entered into in the future by the Company or any Guarantor and any other agreement (including all related ancillary agreements) pursuant to which any of the Indebtedness, Obligations, commitments, costs, expenses, fees, reimbursements and other indemnities payable or owing under the Revolving Credit Facility, the Term Loan Credit Facilities or any other bank credit agreement or credit facility (or under any subsequent Bank Credit Facility) may be refinanced, restructured, renewed, extended, refunded, replaced or increased, as any such Revolving Credit Facility, Term Loan Credit Facility, bank credit agreement, credit facility or other agreement may from time to time at the option of the parties thereto be amended, renewed, supplemented or otherwise modified.

“Bankruptcy Law” has the meaning specified in Section 6.01.

“Bid Solicitation Agent” means the agency appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 10.01(2). The Bid Solicitation Agent appointed by the Company shall initially be the Trustee.

“Board of Directors” means the board of directors of the Company or, other than for purposes of the definition of “Fundamental Change”, any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation.

“Company” means the party named as such in this Third Supplemental Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on Notes.

“Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 10.02(a).

“Conversion Notice” has the meaning specified in Section 10.02(a).

“Conversion Obligation” has the meaning specified in Section 10.01.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 10.01.

“Conversion Value,” for every $1,000 principal amount of a Note being converted, means an amount equal to the sum of the Daily Conversion Values for each of the thirty (30) Settlement Period Trading Days in the Settlement Period.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to the Indenture shall be administered, which office is, at the date as of which this Third Supplemental Indenture is dated, located at 2 North LaSalle, Suite 1020, Chicago, IL 60602, Attention: Global Corporate Trust or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Current Market Price” for purposes of clauses (b), (c) and (d) under Section 10.04, means the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such transaction (in the case of clause (b)) or the Ex-Dividend Date (in all other cases) for the distribution requiring such computation.

“Custodian” has the meaning specified in Section 6.01.

“Daily Conversion Value” for any Settlement Period Trading Day equals 1/30th of (x) the Conversion Rate in effect on that Settlement Period Trading Day multiplied by (y) the VWAP of the Common Stock on that Settlement Period Trading Day.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Determination Date” has the meaning specified in Section 10.04(k).

“Distributed Property” has the meaning specified in Section 10.04(c).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 10.03.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

“Existing Senior Notes” means the debt securities of the Company issued under the Senior Debt Securities Indenture, dated as of April 1, 1999, as amended or supplemented from time to time, and outstanding as of the date of this Third Supplemental Indenture, until such debt securities cease to be outstanding.

“Existing Senior Subordinated Notes” means the debt securities of the Company (other than the Notes) issued under the First Supplemental Indenture and outstanding as of the date of this Third Supplemental Indenture, until such debt securities cease to be outstanding.

“Expiration Date” has the meaning specified in Section 10.04(e).

“Expiration Time” has the meaning specified in Section 10.04(e).

“Fair Market Value” means the amount that a willing buyer would pay to a willing seller in an arms’ length transaction, as determined by the Board of Directors.

“First Supplemental Indenture” means the First Supplemental Indenture dated as of April 10, 2002 by and between the Company and the Trustee, as amended or supplemented from time to time.

“Fixed Cash Amount” has the meaning specified in Section 10.02(b).

“Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Notes that any of the following occurs:

(i) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company, its Subsidiaries or the employee benefit plans of the Company or any such Subsidiary of the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(ii) consummation of any consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any conveyance, transfer, sale, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the Holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Company’s shareholders was approved by a majority vote of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iv) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be quoted or listed for trading on a national securities exchange or market or another established automated over-the-counter trading market in the United States, except as a result of consolidation or merger to which the Company is a party or a tender offer or exchange offer for the Company’s Common Stock or other common stock into which the Notes are then convertible;

provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in the transaction or transactions otherwise constituting the Fundamental Change consists of shares of common stock quoted or listed for trading on a national securities exchange or market which will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become convertible based on such Publicly Traded Securities.

For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Funding Guarantor” has the meaning specified in Section 7.06.

“Global Notes” has the meaning specified in Section 2.02.

“Guarantee” means any guarantee by a Guarantor of the Notes that may be issued under the Indenture, executed pursuant to the terms of the Indenture.

“Guarantor Senior Indebtedness” means, at any date, all Indebtedness of any Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest), fees and other amounts payable in connection with such Indebtedness, unless the instrument under which such Indebtedness of the Guarantor is incurred expressly provides that such Indebtedness is not senior or superior in right of payment to such Guarantor’s Guarantee of the Notes and all renewals, extensions, modifications, amendments, restructurings or refinancings thereof. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall also include the principal of, premium, if any, interest (including any Post-Petition Interest) on, and all other amounts owing in respect of (1) all monetary obligations of every nature of any Guarantor under, or with respect to, any Bank Credit Facility, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof) and (2) all Interest Rate Agreements (and guarantees thereof); in each case whether outstanding on the date the Notes are originally issued pursuant to the Indenture thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness between the Guarantor and the Company; (c) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is incurred in violation of the terms of the Existing Senior Subordinated Notes or the incurrence of any Indebtedness by any Guarantor that purports to be subordinated to any Indebtedness of such Guarantor but that by its terms is not expressly stated to be pari passu with or subordinated to such Guarantor’s Guarantee of the Notes; (e) Indebtedness evidenced by such Guarantor’s Guarantee of the Notes or its guarantee of any Existing Senior Subordinated Notes; and (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations).

“Guarantors” means (A) initially, the Initial Guarantors and (B) each of the Company’s other Subsidiaries that executes a Guarantee of the Notes pursuant to the terms of the Indenture; provided that, upon release or discharge of such Person from its Guarantee in accordance with the provisions of the Indenture, such Person shall cease to be a Guarantor.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term “Incurrence” when used as noun shall have a correlative meaning.

“Indenture” means the Original Indenture, as amended and supplemented by this Third Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“Initial Conversion Rate” has the meaning specified in Section 10.01.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including defaulted interest, if any, and Additional Interest, if any.

“Interest Payment Date” has the meaning specified in Section 2.04(c).

“Last Reported Sale Price” of the Common Stock on any date means:

(i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange; or

(ii) if the Common Stock is not listed on the New York Stock Exchange, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange or market on which the Common Stock is traded; or

(iii) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange or market, the last quoted bid price for the Common Stock in the over-the-counter market on that date as reported by Pink Sheets, LLC or a similar organization; or

(iv) if the Common Stock is not so quoted by Pink Sheets LLC or a similar organization, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

The Last Reported Sale Price of the Common Stock will be determined without reference to extended or after hours trading. If during a period applicable for calculating the Last Reported Sale Price of the Common Stock an event occurs that requires an adjustment to the Conversion Rate, the Last Reported Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in clause (i), (ii) and (iv) of the definition thereof, but without regard to the proviso in clause (ii) of such definition.

“Market Disruption Event” means, if the Common Stock is listed on the New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means October 1, 2012.

“Net Share Settlement” has the meaning specified in Section 10.02(b).

“Non-Recourse Indebtedness” means Indebtedness or other obligations secured by a lien on property to the extent that the liability for such Indebtedness or other obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

“Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Notes” means any Notes issued, authenticated and delivered under this Third Supplemental Indenture, including any Global Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“opening of business” means 9:00 a.m. (New York City time).

“Original Indenture” means the indenture dated as of April 10, 2002 by and between the Company and the Trustee.

“Original Trustee” means J.P. Morgan Trust Company, N.A.

“Paying Agent” means any Person (including the Company or a Subsidiary of the Company) appointed by the Company to pay the principal amount of, interest on, Fundamental Change Repurchase Price with respect to, or any other amounts with respect to, any Notes on behalf of the Company. The Trustee shall initially be the Paying Agent.

“Public Traded Securities” has the meaning specified within the definition of “Fundamental Change” in this Section 1.02.

“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

“Reference Property” has the meaning specified in Section 10.05.

“Register” has the meaning specified in Section 2.05.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the March 15 and September 15 preceding the applicable April 1 and October 1 Interest Payment Date, respectively.

“Reorganization Event” has the meaning specified in Section 10.05.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Revolving Credit Facility” means that certain Revolving Credit Agreement (as amended from time to time, the “Revolving Credit Agreement”) dated as of August 31, 2005 among the Company, Bank of America, N.A., as Administrative Agent, the lenders party thereto from time to time, and the other Loan Documents (as defined in the Revolving Credit Agreement) or other analogous documents entered into in connection with any refinancing, restructuring, renewal, extension, refunding, replacement or increase thereof, as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) and to add any Subsidiary as an additional direct obligor thereunder.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means any day on which the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading is scheduled to be open for trading. If the Common Stock is not so listed or admitted for trading, Scheduled Trading Day shall mean a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means, at any date, all of the Company’s Indebtedness, including principal, premium, if any, and interest (including Post-Petition Interest), fees and other amounts payable in connection with such Indebtedness, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes and all renewals, extensions, modifications, amendments, restructurings or refinancings thereof. “Senior Indebtedness” shall also include the principal of, premium, if any, interest (including any Post-Petition Interest) on, and all other amounts owing in respect of (1) all monetary obligations of every nature of the Company under, or with respect to, any Bank Credit Facility, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof) and (2) all Interest Rate Agreements (and guarantees thereof); in each case whether outstanding on the date the Notes are originally issued pursuant to the Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (a) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes; (b) any Indebtedness between the Company and any of its Subsidiaries; (c) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is incurred in violation of the terms of the Existing Senior Subordinated

Notes or the incurrence of any Indebtedness by the Company that purports to be subordinated to any Indebtedness of the Company but that by its terms is not expressly stated to be pari passu with or subordinated to the Notes; (e) Indebtedness evidenced by the Notes and the Existing Senior Subordinated Notes; and (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations).

“Settlement Period” means the thirty (30) consecutive Settlement Period Trading Days:

(i) with respect to Conversion Dates occurring during the period beginning on the thirty-fifth (35th) Scheduled Trading Day preceding the Maturity Date, the period beginning on and including the thirty-third (33rd) Scheduled Trading Day immediately preceding the Maturity Date; and

(ii) in all other cases, the period beginning on and including the third (3rd) Trading Day following the Conversion Date.

“Settlement Period Market Disruption Event” means:

(i) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or

(ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one-half hour period, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Settlement Period Trading Day” means a day during which:

(i) trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading; and

(ii) there is no Settlement Period Market Disruption Event;

provided, however, that if the Common Stock is not traded on any market, then “Settlement Period Trading Day” shall mean a day for which the VWAP of the Common Stock can be obtained.

“Spin-off” has the meaning specified in Section 10.04(c).

“Stock Price” means:

(i) in the case of a Make-Whole Fundamental Change in which holders of the Common Stock receive only cash as consideration for their share of Common Stock, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change; or

(ii) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices of Common Stock over the five (5) consecutive Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

“Stock Price Measurement Period” has the meaning specified in Section 10.01(1).

“Successor Company” has the meaning specified in Section 5.01(a).

“Term Loan Credit Facilities” means (i) the Term Loan A Credit Agreement dated as of May 5, 2006 among the Company, Bank of America, N.A., as Administrative Agent, the lenders party thereto from time to time, and the other Loan Documents (as defined therein), in each case as amended from time to time, (ii) the Term Loan B Credit Agreement dated as of May 5, 2006 among the Company, Bank of America, N.A., as Administrative Agent, the lenders party thereto from time to time, and the other Loan Documents (as defined therein), in each case as amended from time to time, and (iii) in the case of (i) and (ii), other analogous documents entered into in connection with any refinancing, restructuring, renewal, extension, refunding, replacement or increase thereof, as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) and to add any Subsidiary as an additional direct obligor thereunder.

“Third Supplemental Indenture” means this Third Supplemental Indenture as amended or supplemented from time to time.

“Trading Day” means a day during which:

(i) the New York Stock Exchange is open for trading, or if the Common Stock is not listed on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so listed, any Business Day; and

(ii) there is no Market Disruption Event.

“Trading Price” with respect to a Note on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 aggregate principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if only two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, then that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 aggregate principal amount of Notes, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trading Price Condition” has the meaning specified in Section 10.01(2).

“Trading Price Measurement Period” has the meaning specified in Section 10.01(2).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Third Supplemental Indenture.

“Trustee” means the party named as such in this Third Supplemental Indenture until a successor replaces it and, thereafter, means the successor.

“Underwriters” means Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. (each, an “Underwriter”).

“Underwriting Agreement” means the Underwriting Agreement, dated as of September 24, 2007, entered into by the Company, the Guarantors and the Underwriters in connection with the sale of the Notes.

“Valuation Period” has the meaning specified in Section 10.04(c).

“Voting Stock” means with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“VWAP” for the Common Stock means, with respect to any Settlement Period Trading Day during the Settlement Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page SPF.N <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day; or if such volume-weighted average price is unavailable, the market value per share of the Common Stock on such Settlement Period Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Wholly-Owned Subsidiary” means a Subsidiary, all of the Capital Stock (whether or not voting, but exclusive of directors’ qualifying shares) of which is owned by the Company or a Wholly-Owned Subsidiary.

SECTION 1.03. Rules of Construction. In addition to the rules of construction as set forth in Section 1.04 of the Original Indenture, unless the context otherwise requires, references to the Company and its Subsidiaries on a consolidated basis shall be deemed to include any other Guarantor.

ARTICLE 2

The Notes

SECTION 2.01. Designation, Amount and Issuance of Notes. The Notes shall be designated as “6% Convertible Senior Subordinated Notes due 2012”. The Notes will not exceed the aggregate principal amount of $100,000,000 (or the lesser of (i) $115,000,000 and (ii) $100,000,000 plus the principal amount of Notes to be purchased pursuant to the Underwriters’ over-allotment option pursuant to the Underwriting Agreement). Upon the execution of this Third Supplemental Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication. The Notes and the Guarantees are pari passu with the Existing Senior Subordinated Notes (and its guarantees).

SECTION 2.02. Form of the Notes. The Notes, the Trustee’s certificate of authentication to be borne by such Notes and the Guarantee shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Third Supplemental Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall control.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary. Except as set forth in the Original Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal of, interest on and premium, if any, on any Global Notes shall be made to the Depositary in immediately available funds.

SECTION 2.03. Conversion. The Notes shall be convertible in accordance with the provisions set forth in the Notes and this Third Supplemental Indenture, including Article 10 hereof.

SECTION 2.04. Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a) Date and Denomination. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b) Payment at Maturity. The Notes shall mature on October 1, 2012, unless earlier converted or repurchased in accordance with the provisions hereof. On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Notes, principal and interest will be payable at the Company’s office or agency in New York City, which initially will be the office or agency of the Trustee located at c/o The Bank of New York, 101 Barclay Street, New York, NY 10286, Attention: Trust Services Window. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue on the Notes for the intervening period.

(c) Payment of Interest. Interest on the Notes will accrue at the rate of 6.0% per annum, from September 28, 2007 until the principal thereof is paid or made available for payment. Interest shall be payable on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing April 1, 2008, to the Person in whose name any Note is registered on the Register at the close of business on any Regular Record Date with respect to the applicable Interest Payment Date. Except as provided in this Section 2.04(c), upon conversion of Notes pursuant to Article 10, Holders shall not receive any additional cash payment or shares of Common Stock for accrued and unpaid interest on the Notes. Upon conversion, accrued and unpaid interest to the Conversion Date is deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, a Holder of Notes as of a Regular Record Date that are converted after the close of business on such Record Date and prior to the applicable Interest Payment Date shall receive interest on the principal amount of such Notes, notwithstanding the conversion of such Notes prior to such Interest Payment Date. Any Notes or portion thereof surrendered for conversion after the close of business on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(i) with respect to conversions after the close of business on September 15, 2012;

(ii) if the Company has specified a Fundamental Change Repurchase Date pursuant to Section 10.01(3)(B) that is after a Regular Record Date but on or prior to the first Scheduled Trading Day immediately succeeding the related Interest Payment Date; or

(iii) with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to such Notes.

Interest on the Notes will be computed on the basis of a three-hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

The Company shall pay interest on:

(i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii) any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register; and

(iii) any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holder duly delivered to the trustee at least five (5) Business Days prior to the relevant Interest Payment Date.

If an Interest Payment Date is not a Business Day, payment shall instead be made on the next succeeding Business Day, and no additional interest shall accrue on the Notes for the intervening period.

SECTION 2.05. Registrar and Paying Agent. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes, (ii) the custodian with respect to the Global Notes, (iii) Conversion Agent and (iv) Bid Solicitation Agent.

SECTION 2.06. Exchange and Registration of Transfer of Notes. The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for conversion pursuant to Article 10 or (b) any Note or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 3.

ARTICLE 3

Repurchase of Notes

SECTION 3.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes for cash, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), except as set forth in the next sentence. If such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Holders surrendering the Notes for repurchase pursuant to this Section 3.01, and pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder on the close of business on the corresponding Regular Record Date. Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(1) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(2) delivery or book-entry transfer of the Notes to the Paying Agent prior to the Fundamental Change Repurchase Expiration Time (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(i) the certificate numbers, if any, of Notes to be tendered for repurchase, or the information required by the procedures of the Depositary if the Notes in respect of which such Fundamental Change Repurchase Notice is being submitted is represented by a Global Note;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Notes.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the fifteenth (15th) calendar day after the occurrence of a Fundamental Change, the Company shall provide or cause to be provided to all Holders a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. The Company shall provide the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent. Simultaneously with the provision of the Fundamental Change Company Notice, the Company shall issue a press release containing such information and publish such information on the Company’s website.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) that the Notes are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from such Fundamental Change transaction;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(ix) that the Holder must exercise the repurchase right by the Fundamental Change Repurchase Expiration Time;

(x) that the Holder shall have the right to withdraw any Notes tendered prior to the Fundamental Change Repurchase Expiration Time;

(xi) the CUSIP number of the Notes; and

(xii) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of the Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Notes.

SECTION 3.02. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time, specifying:

(1) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the information required by the procedures of the Depositary if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;

(2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(3) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or multiples of $1,000.

SECTION 3.03. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City Time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04 of the Original Indenture, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, on the Fundamental Change Repurchase Date, such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of the Notes. This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

SECTION 3.04. Notes Repurchased in Part. Upon presentation of any Notes repurchased only in part, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the request of such Holder, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

SECTION 3.05. Covenant to Comply with Securities Laws Upon Repurchase of Notes. The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, file the related Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes and comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.

ARTICLE 4

Covenants

SECTION 4.01. Reports.

(a) The Company shall deliver to the Trustee, within fifteen (15) calendar days after it would have been required to file them with the SEC, copies of the Company’s annual reports on Form 10-K and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had it continued to have been subject to such reporting requirements. In such event, such reports shall be provided within fifteen (15) calendar days after the times the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. For purposes of this Section 4.01(a), in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “delivery” to the Trustee.

(b) Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of the Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

SECTION 4.02. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

SECTION 4.03. Additional Interest. If Additional Interest is payable by the Company or the Guarantors, the Company or the Guarantors shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

SECTION 4.04. Statement by Officer as to Default. The Company shall deliver to the Trustee, promptly and in any event within thirty (30) calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto. Except with respect to receipt of Note payments and any Default or Event of Default information contained in the Officers’ Certificate delivered pursuant to this Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or breach of any representation, warranty or covenant made in the Indenture.

SECTION 4.05. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantors covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time the Company and each Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) either (i) the Company is the surviving corporation, or (ii) if the Company is not the surviving corporation, the resulting, surviving or transferee Person (the “Successor Company”) is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and the Indenture;

(b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing;

(c) if as a result of such transaction, the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as applicable, under the Notes and the Indenture; and

(d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

SECTION 5.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and Standard Pacific Corp. shall be discharged from its obligations under the Notes and the Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of Standard Pacific Corp. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

SECTION 5.03. Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of thirty (30) calendar days;

(b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its maturity, upon required repurchase, upon declaration or otherwise;

(c) the Company fails to deliver Common Stock, cash or a combination of the foregoing, as required pursuant to Article 10 upon the conversion of any Notes, and such failure continues for five (5) calendar days following the scheduled settlement date for such conversion;

(d) the Company fails to comply with its obligations under Article 5;

(e) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change pursuant to Section 3.01(b) or Section 10.01(3)(B), in each case on a timely basis as required in this Indenture;

(f) except as provided in Section 6.03, the Company fails to comply with any term, covenants or agreements contained in the Notes or the Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) and such failure continues for sixty (60) calendar days after the written notice specified below has been received by the Company;

(g) default by the Company or any Guarantor in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed (other than Non-Recourse Indebtedness) in excess of $25,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Guarantor, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within thirty (30) calendar days after the written notice specified below has been received by the Company;

(h) a final judgment for the payment of $25,000,000 (or its foreign currency equivalent) or more is rendered against the Company or any Guarantor, which judgment is not fully covered by insurance or not discharged or stayed within ninety (90) calendar days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced or (B) the date on which all rights to appeal have been extinguished;

(i) the Company pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) or takes any comparable action under any foreign laws relating to insolvency;

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company in an involuntary case;

(2) appoints a Custodian of the Company or for any substantial part of its property;

(3) orders the winding up or liquidation of the Company;

(4) or any similar relief is granted under any foreign laws;

and in each case, the order or decree remains unstayed and in effect for sixty (60) calendar days;

(k) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (f) or (g) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in clause (f) or (g) of this Section 6.01, as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Trustee may withhold notice to the Noteholders of any Event of Default, except a Default in payment of principal or any premium or interest with respect to the Notes, if the Trustee considers it in the interest of the Noteholders to do so.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(i) or (j) with respect to the Company) has occurred and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(i) or (j) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Noteholders.

The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may:

(a) waive any Default or Event of Default (other than any continuing Default or Event of Default in payment of principal or interest) with respect to such Notes under the Indenture; and

(b) rescind an acceleration with respect to such Notes and its consequences (except an acceleration due to nonpayment of principal or interest on such Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than non-payment of accelerated principal and premium, if any, with respect to such Notes) have been cured or waived.

No such waiver or rescission shall affect any subsequent Event of Default or impair any right or power consequent thereon.

The provisions of Sections 6.01 and 6.02 of this Third Supplemental Indenture shall supercede and replace, respectively, the provisions of Sections 6.01 and 6.02 of the Original Indenture for purposes of the Notes.

SECTION 6.03. Failure to Comply with Reporting Covenant. Notwithstanding anything to the contrary in the Indenture, at the Company’s election, the sole remedy for an Event of Default relating to the Company’s failure to comply with Section 4.01(a) shall, for the 210 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the principal amount of the Notes for the first one-hundred twenty (120) days following the occurrence of such Event of Default and (ii) 0.50% of the principal amount of the Notes for the next ninety (90) days after the one-hundred twenty (120) days following the occurrence of such Event of Default. Additional Interest will be payable in the same manner and on the same Interest Payment Dates as the stated interest payable on the Notes. If the Company so elects, Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure by the Company to comply with Section 4.01(a) first occurs to, but not including, the two-hundred tenth (210th) day thereafter (or such earlier date on which the Event of Default relating to the Company’s obligations pursuant to Section 4.01(a) shall have been cured or waived). On such two-hundred tenth (210th) day (or earlier, if an Event of Default relating to the Company’s obligations pursuant to Section 4.01(a) is cured or waived prior to such two-hundred tenth (210th) day), such Additional Interest shall cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02 if such Event of Default is continuing. The provisions described in this paragraph shall not affect the rights of the Holders of Notes in the event of an occurrence of any other Event of Default.

In order to elect to pay Additional Interest as the sole remedy during the first 210 days after the occurrence of an Event of Default relating to the Company’s failure to comply with Section 4.01(a), the Company must notify all Noteholders and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default occurs, which shall be the sixtieth (60th) day after receipt by the Company of the written notice specified in Section 6.01.

ARTICLE 7

Guarantee of the Notes

SECTION 7.01. Unconditional Guarantees. Each Guarantor hereby unconditionally, jointly and severally, and irrevocably guarantees (each such guarantee to be referred to herein as a Guarantee) to each Holder and its successors and assigns, that: (i) the principal of, interest on and the Conversion Obligation (but only to the extent payable in cash or property other than Capital Stock of the Company), if any, with respect to the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, upon conversion or repurchase, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, to the limitations set forth in Section 7.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 7.03, this Guarantee will not be discharged except by complete performance of the obligations of the Company contained in the Notes and the Indenture with respect to the Notes. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 7.02. Severability. In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.03. Release of a Guarantor; Termination of Guarantee. All Subsidiaries that from time to time guarantee the Existing Senior Notes or Existing Senior Subordinated Notes shall be Guarantors hereunder. A Guarantor shall be automatically released and discharged from all its obligations under its Guarantee and the Indenture when it ceases to be a guarantor of our Existing Senior Notes and Existing Senior Subordinated Notes.

Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets or its Capital Stock) to an entity which is not (after giving effect to such transaction) the Company or another Guarantor, and which sale or disposition is otherwise in compliance with the terms of the Indenture, such Guarantor shall be deemed automatically and unconditionally released and discharged from all the Guarantor’s obligations under the Guarantee with respect to any Notes without any further action required on the part of the Guarantor, the Company, the Trustee or any Holder. In the event of a transfer of all or substantially all of the assets or Capital Stock of such Guarantor, the Person acquiring such assets or stock of such Guarantor shall not be subject to the Guarantor’s obligations under the Guarantee with respect to any Notes.

The Guarantee with respect to any Notes shall terminate and be of no further force or effect upon the redemption in full, conversion, retirement or other discharge of such Note.

The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 7.03.

Any Guarantor not released in accordance with this Section 7.03 remains liable for the full amount of principal of and interest on the Notes as provided in this Article 7.

SECTION 7.04. Limitation of a Guarantor’s Liability. Notwithstanding anything contained herein to the contrary, it is the intention of the parties that the guarantee by each Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the parties hereby irrevocably agree that the obligations of each Guarantor under its Guarantee of the Notes shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 7.06), result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 7.05. [Intentionally omitted].

SECTION 7.06. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee with respect to the Notes, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to any Notes or any other Guarantor’s obligations with respect to the Guarantee of the Notes. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee of the Notes), but excluding liabilities under the Guarantee of the Notes, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Guarantor in respect of the obligations of such Guarantor under its Guarantee of the Notes), excluding debt in respect of the Guarantee of the Notes of such Guarantor, as they become absolute and matured.

SECTION 7.07. Waiver of Subrogation. Until all guaranteed obligations under the Indenture and with respect to all Notes are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee of the Notes and the Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the waiver set forth in this Section 7.07 is knowingly made in contemplation of such benefits.

SECTION 7.08. Execution of Guarantee. To evidence their guarantee to the Holders, the Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit A. Each Guarantor hereby agrees that its Guarantee set forth in this Article 7 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee.

SECTION 7.09. Subordination of Guarantee. The Obligations of each Guarantor under its Guarantee with respect to the Notes are subordinated in right of payment to the Obligations of each Guarantor under its Guarantor Senior Indebtedness in the same manner and to the same extent that the Notes are subordinated to Senior Indebtedness of the Company pursuant to Article 11 of the Original Indenture.

SECTION 7.10. Compensation and Indemnity. Each of the Guarantors agrees to jointly and severally, with the Company, indemnify the Trustee as set forth in Section 7.07 of the Original Indenture.

ARTICLE 8

Discharge of Indenture

SECTION 8.01. Discharge of Company’s and Guarantor’s Liability on Notes. (a) Article 8 of the Original Indenture shall not apply to the Notes.

(b) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07 of the Original Indenture) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or upon a repurchase pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon repurchase all outstanding Notes, including interest thereon to maturity or such repurchase date (other than Notes replaced pursuant to Section 2.07 of the Original Indenture), and any shares of Common Stock, cash or a combination of cash and shares of Common Stock or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then the Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(c) Notwithstanding clause (b) above, the Company’s and each of Guarantor’s obligations in Sections 2.05 and 2.06 of this Third Supplemental Indenture, Sections 2.04, 2.05, 2.07 and 2.09 of the Original Indenture, this Article 8 and Sections 7.07 and 7.08 of the Original Indenture shall survive until the Notes have been paid in full. Thereafter, the Company’s and each of Guarantor’s obligations in Section 7.07 of the Original Indenture and Sections 8.03 and 8.04 of this Third Supplemental Indenture shall survive.

SECTION 8.02. Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Notes or, in the case of any shares of Common Stock or other property due in respect of converted Notes, in accordance with the Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

SECTION 8.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article 8; provided, however, that (a) if the Company or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company and the Guarantor shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money, shares of Common Stock or property to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continued to be in effect.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Noteholders. The Company and the Trustee may amend the Notes or the Indenture as it relates to the Notes without notice to or consent of any Noteholder:

(a) to add to the covenants, agreements and obligations of the Company for the benefit of the Noteholders (including pursuant to Section 10.05) or to surrender any right or power conferred in the Indenture upon the Company;

(b) to evidence the succession of another corporation or limited liability company to the Company and the assumption by it of the obligations of the Company under the Indenture and the Notes;

(c) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Notes and to add to or change any provision of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts created pursuant to the Indenture by more than one Trustee;

(d) to establish the form or terms of a Series of Securities as permitted by Section 2.01 of the Original Indenture;

(e) to provide that specific provisions of the Indenture shall not apply to a Series of Securities not previously issued;

(f) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(g) to cure any ambiguity, omission, defect or inconsistency;

(h) to secure the Notes, provide additional guarantees and release the Guarantors in accordance with Section 7.03;

(i) to conform the Indenture to any provision as set forth under the caption “Description of Notes” in the Company’s Prospectus Supplement dated September 24, 2007 relating to the public offering of the Notes; or

(j) to make any change that does not materially adversely affect the legal rights of any Noteholder.

After an amendment under this Section becomes effective, the Company shall provide to Noteholders a notice briefly describing such amendment. The failure to give such notice to all such Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Noteholders. The Company and the Trustee may amend the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), without notice to any other Noteholder. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance by the Company with any provision of the Notes or of the Indenture relating to such Notes (other than any continuing Event of Default in payment of interest or principal amount of the Notes) without notice to any Noteholders. Without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 of the Original Indenture, may not:

(a) reduce the principal amount of Notes whose Noteholders must consent to an amendment or supplement or waive any past Default;

(b) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

(c) make any change that impairs or adversely affect the right of a Holder to convert any Notes;

(d) reduce the amount payable in relation to the required repurchase of any Notes upon a Fundamental Change or change the time at which any Holder may require any Note to be repurchased by the Company in accordance with Article 3, or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e) reduce the principal of or extend the Maturity Date of any Note;

(f) make any Note payable in money other than that stated in such Note;

(g) make any change in Sections 6.02 or 9.02 of this Third Supplemental Indenture or Sections 6.04 or 6.07 of the Original Indenture;

(h) adversely modify the ranking or priority of the Notes; or

(i) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Notes.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall provide to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

The provisions of Sections 9.01 and 9.02 of this Third Supplemental Indenture shall supersede and replace the provisions, respectively, of Sections 9.01 and 9.02 of the Original Indenture for purposes of the Notes.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture, and the obligation of the Company to obtain any consent otherwise required from that Holder, may be subject to the requirement that the Holder shall have been the Holder of record of Notes with respect to which the consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the Indenture.

ARTICLE 10

Conversion of Notes

SECTION 10.01. Right to Convert. Upon compliance with the provisions of this Article 10, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Notes, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date at an initial conversion rate (the “Initial Conversion Rate”) of 114.2857 shares of the Common Stock (subject to adjustments as provided in Sections 10.03 and 10.04 of this Third Supplemental Indenture, as so adjusted from time to time, the “Conversion Rate”) per $1,000 principal amount of Notes (the “Conversion Obligation”) only under any of the following circumstances:

(1) Conversion Based on Common Stock Price. During any calendar quarter commencing at any time after December 31, 2007 and only during such calendar quarter, if the Last Reported Sale Price for the Common Stock for at least twenty (20) Trading Days during a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter (the “Stock Price Measurement Period”) is more than 130% of the applicable Conversion Price in effect on the last Trading Day of such immediately preceding calendar quarter;

(2) Conversion Upon Satisfaction of Trading Price Condition. During the five (5) Business Day period after any ten (10) consecutive Trading Day period (the “Trading Price Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(2), for each day in the Trading Price Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate (such condition, the “Trading Price Condition”). In connection with any conversion in accordance with this Section 10.01(2), the Bid Solicitation Agent shall have no obligation to determine the Trading

Price of the Notes unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Whenever the Notes shall become convertible pursuant to this Section 10.01(2) (which shall not be deemed to be the case unless the Bid Solicitation Agent shall have made that determination), the Company shall notify all Holders, the Trustee and the Conversion Agent promptly and, simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify all Holders, the Trustee and the Conversion Agent.

(3) Conversion Upon Specified Distributions to Holders of Common Stock or Specified Corporate Transactions.

(A) Specified Distributions. If the Company elects to:

(i) distribute to all or substantially all holders of its Common Stock rights or warrants entitling them to purchase, for a period expiring within sixty (60) calendar days after the date of the distribution, shares of its Common Stock at a price less than the Last Reported Sale Price of the Common Stock on the day immediately preceding the declaration date for such distribution; or

(ii) distribute to all or substantially all holders of its Common Stock the Company’s assets, its debt securities or rights or warrants to purchase securities of the Company, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the day immediately preceding the date of declaration for such distribution, then, in each case, the Company shall notify all Holders, the Trustee and the Conversion Agent at least thirty-five (35) Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date for such distribution or the Company’s announcement that such distribution will not take place. A Holder may not convert any of its Notes based on this Section 10.01(3) if such Holder will participate in the distribution without conversion as if the Holder held the full number of shares of Common Stock underlying its Notes; and

(B) Specified Corporate Transactions. (i) In the event of a Fundamental Change or a Make-Whole Fundamental Change, or (ii) if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets pursuant to which the Common Stock would be converted into cash, securities or other assets, in the case of (i) and (ii), a Holder may surrender all or a portion of its Notes for conversion at any time beginning on the thirty-fifth (35th) Scheduled Trading Day prior to the anticipated effective date of such transaction until the close of business on the thirtieth (30th) Scheduled Trading Day after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change. To the extent practicable, the Company shall notify all Holders, the Trustee and the Conversion Agent of the anticipated occurrence of such Fundamental Change, Make-Whole Fundamental Change, consolidation, merger, binding share exchange or transfer or lease of all or substantially all of the Company’s assets no later than thirty-five (35) Scheduled Trading Days prior to the anticipated effective date of such transaction. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website; and

(4) Conversion During the Period From August 1, 2012 to Maturity. Notwithstanding anything herein to the contrary, a Holder may surrender all or a portion of its Notes for conversion at any time on or after August 1, 2012 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

SECTION 10.02. Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends; No Fractional Shares. (a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent, (D) if required pursuant to Section 10.02(f), pay all transfer or similar taxes or duties and (E) if required pursuant to Section 2.04(c), pay funds equal to interest payable on the next Interest Payment Date.

In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (A) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note, (B) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 10.02(f), pay all transfer or similar taxes or duties; and (C) if required pursuant to Section 2.04(c), pay funds equal to interest payable on the next Interest Payment Date.

The date that the Holder satisfies the foregoing requirements is the “Conversion Date.”

If a Holder has submitted any Notes for repurchase pursuant to Section 3.01, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 3.02 prior to the close of business on the Fundamental Change Repurchase Expiration Time, and if such Notes are evidenced by a Global Note, if the Holder complies with appropriate Depositary procedures.

A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 10.

(b) Except as provided below, the Company may elect to deliver shares of its Common Stock, cash or a combination of cash and shares of Common Stock in satisfaction of the Company’s Conversion Obligation.

The Company shall from time to time make an election with respect to the method it chooses to satisfy its Conversion Obligation. Such election shall be effective until the Company provides notice of an election of a different method of settlement. The Company may not elect a different method of settlement on or after the thirty-fifth (35th) Scheduled Trading Day preceding the Maturity Date. As of the date of this Third Supplemental Indenture, the Company elects to settle its Conversion Obligation by delivering shares of Common Stock. The newly chosen method of settlement shall become effective three (3) Business Days following the date of such election. The Company shall provide to all Noteholders, the Trustee and the Conversion Agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

In addition, the Company may at any time prior to the 35th Scheduled Trading Day preceding the Maturity Date irrevocably elect to satisfy its Conversion Obligation in a combination of cash and shares of Common Stock with a Fixed Cash Amount of $1,000 per $1,000 principal amount of the Notes (such settlement method, “Net Share Settlement”). The Company may make such irrevocable election in its sole discretion without any consent of the Noteholders. If the Company chooses to make this irrevocable election, the Company shall provide notice to all Noteholders, the Trustee and the Conversion Agent. Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

If the Company elects to satisfy its Conversion Obligation by delivering a combination of cash and shares of the Common Stock, the Company shall specify in such notice the portion to be paid in cash as the lesser of (a) the Fixed Cash Amount and (b) the Conversion Value.

Settlement (a) in Common Stock only shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock, and (b) in cash or in a combination of cash and Common Stock shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the applicable Settlement Period.

Settlement amounts shall be computed as follows:

(1) if the Company elects to satisfy the entire Conversion Obligation in Common Stock only, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Common Stock;

(2) if the Company elects to satisfy the entire Conversion Obligation in cash only, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted, cash in an amount equal to the Conversion Value;

(3) if the Company elects to satisfy the Conversion Obligation in a combination of cash and Common Stock, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted:

(i) the fixed dollar amount per $1,000 principal amount of the Notes of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company’s chosen method of settlement (the “Fixed Cash Amount”) or, if lower, the Conversion Value in cash; and

(ii) a number of shares of Common Stock equal to the sum, for each of the thirty (30) Settlement Period Trading Days in the Settlement Period, of 1/30th of the greater of (A) zero and (B) (a) the Conversion Rate then in effect minus (b) the quotient of (x) the Fixed Cash Amount divided by (y) the VWAP of the Common Stock on that Settlement Period Trading Day.

(c) If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(e) Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records, and the Trustee shall reflect such reduction on Schedule I to such Global Note.

(f) The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(g) Upon conversion, accrued and unpaid interest to the Conversion Date with respect to the converted Notes shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(h) If the Company’s Conversion Obligation is satisfied in Common Stock or a combination of cash and Common Stock, the Noteholder that has converted its Notes (or if such Person designated another Person to whom such Common Stock shall be issued and delivered, such Person) shall be treated as a holder of record of such Common Stock as of the close of business on the final Settlement Period Trading Day of the applicable Settlement Period.

(i) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. The number of shares of Common Stock issuable upon the conversion of any Note or Notes shall be rounded down to the next lower whole number.

SECTION 10.03. Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection With Make-Whole Fundamental Changes. If a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change during the period beginning on the Business Day following the effective date of such Make-Whole Fundamental Change and ending at the close of business on the thirtieth (30th) Trading Day following the effective date of such Make-Whole Fundamental Change, the Conversion Rate applicable to each Note that is surrendered for conversion in accordance with this Article 10 shall be increased by an additional number of shares of Common Stock (the “Additional Shares”).

Any conversion will be deemed to have occurred in connection with such Make-Whole Fundamental Change only if such Notes are surrendered for conversion at a time when the Notes would be convertible in light of the occurrence of a Make-Whole Fundamental Change and notwithstanding the fact that a Note may then be convertible because another condition to conversion has been satisfied or no condition to conversion exists.

On or before the fifteenth (15th) day after the occurrence of such Make-Whole Fundamental Change that does not also constitute a Fundamental Change, the Company shall mail to the Trustee and to all Holders at their addresses shown in the Register of the Registrar, and to beneficial owners, as required by applicable law, a notice indicating that a Make-Whole Fundamental Change has occurred.

The number of Additional Shares shall be determined by reference to the table below, based on the date on which such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price per share of Common Stock. The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and as of the same date or dates on which the Conversion Rate is adjusted pursuant to this Article 10. The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.

The following table sets forth the Stock Price and number of Additional Shares by which the Conversion Rate shall be increased:

	Stock Price
Effective Date	$7.05	$8.50	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00
September 28, 2007	27.5583	21.8343	17.4372	12.9349	10.1928	8.3435	7.0073	5.9936	5.1968
October 1, 2008	27.5583	20.0871	15.6723	11.3663	8.8644	7.2273	6.0655	5.1931	4.5110
October 1, 2009	27.5583	17.9096	13.3916	9.3083	7.1188	5.7599	4.8250	4.1346	3.5992
October 1, 2010	27.5583	15.2119	10.4075	6.5909	4.8386	3.8605	3.2254	2.7685	2.4176
October 1, 2011	27.5583	11.4295	6.0557	2.8151	1.8388	1.4382	1.2076	1.0442	0.9171
October 1, 2012	27.5583	3.5258	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

	Stock Price
Effective Date	$27.50	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
September 28, 2007	4.5532	4.0224	2.5902	1.7584	1.2256	0.8637	0.6086	0.4245	0.2899
October 1, 2008	3.9614	3.5083	2.2823	1.5637	1.0983	0.7789	0.5517	0.3864	0.2646
October 1, 2009	3.1694	2.8154	1.8546	1.2856	0.9123	0.6524	0.4648	0.3267	0.2238
October 1, 2010	2.1365	1.9048	1.2731	0.8956	0.6448	0.4671	0.3363	0.2378	0.1629
October 1, 2011	0.8140	0.7282	0.4925	0.3511	0.2568	0.1894	0.1389	0.0997	0.0682
October 1, 2012	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(1) if the actual Stock Price is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the number of Additional Shares shall be determined by the Company by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts, and the two Effective Dates, as applicable, based on a 365-day year;

(2) (a) if the actual Stock Price is greater than $100.00 per share (subject to adjustment), then the Conversion Rate will not be increased, or (b) if the actual Stock Price is less than $7.05 per share (subject to adjustment), then the Conversion Rate will not be increased; and

(3) Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted exceed 141.8440 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to this Article 10.

SECTION 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders participate, as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held the full number of shares underlying their Notes:

(a) If the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination; and

OS’ =	the number of shares of Common Stock outstanding immediately after, and solely as a result of, such event.

Such adjustment shall become effective immediately after (x) the opening of business on the Ex-Dividend Date for such dividend or distribution or (y) the effective date of such share split or share combination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company shall distribute to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than sixty (60) calendar days to subscribe for or purchase shares of the Common Stock, at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of the Common Stock that are outstanding immediately prior to the Ex-Dividend Date for such distribution;

X =	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. In the event that such rights or warrants described in this Section 10.04(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of the Common Stock actually delivered. In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received for such rights or warrants with the value of such consideration if other than cash to be determined by the Board of Directors.

(c) Subject to Section 10.08, if the Company shall distribute shares of its Capital Stock, rights to acquire the Company’s Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of its Common Stock other than (v) dividends or distributions referred to in Section 10.04(a); (w) rights or warrants referred to in Section 10.04(b); (x) dividends or distributions referred to in Section 10.04(d); (y) any dividends and distributions in connection with a Reorganization Event covered by Section 10.05; and (z) any Spin-Off to which the provisions set forth below in this Section 10.04(c) shall apply (any of such shares of Capital Stock, rights, indebtedness, or other asset or property hereinafter in this Section 10.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 - FMV

where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such distribution;

SP0 =	the Current Market Price; and

FMV =	the Fair Market Value, on the Ex-Dividend Date for such distribution, of the Distributed Property, expressed as an amount per share of the Common Stock.

With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series of, or similar equity interest in, a Subsidiary or other business unit of the Company (a “Spin-Off”), that are, or, when issued, will be, listed on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, or any other national or regional securities exchange or market, the Conversion Rate will be instead adjusted based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

where

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’ =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten (10) consecutive Trading-Day period commencing on, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

Any other adjustment made pursuant to this Section 10.04(c) shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 10.04(c), Section 10.04(a) and Section 10.04(b), any dividend or distribution to which this Section 10.04(c) is applicable that also includes shares of Common Stock or rights or warrants to subscribe for, or purchase shares of Common Stock to which Section 10.04(a) or 10.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, property or shares of the Company’s Capital Stock or rights to acquire Capital Stock, other than such shares of Common Stock or rights or warrants to which Section 10.04(a)

or 10.04(b) applies (and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 10.04(a) or 10.04(b) applies (and any further Conversion Rate adjustment required by Section 10.04(a) and 10.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such deemed dividend or distribution shall be substituted for “the Ex-Dividend Date” within the meaning of Section 10.04(a) and Section 10.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination” within the meaning of Section 10.04(a).

(d) If the Company pays any cash dividend or distribution to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 - C

where

CR0 =	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution;

CR’ =	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Current Market Price; and

C =	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	FMV + (SP’ x OS’)
OS0 x SP’

where

CR0 =	the Conversion Rate in effect at the close of business on the Expiration Date;

CR’ =	the Conversion Rate in effect immediately after the Expiration Date;

FMV =	the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS’ =	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer, giving effect to the consummation of such transaction (the “Expiration Time”);

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP’ =	the Last Reported Sale Price of Common Stock on the Trading Day immediately succeeding the Expiration Date.

Such adjustment shall become effective immediately prior to the opening of business on the Trading Day immediately succeeding the Expiration Date. If the Company or one of its Subsidiaries is obligated to purchase shares of the Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary of the Company is permanently prevented by applicable law, or otherwise, from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 10.04(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.04(e).

(f) Except with respect to a Spin-Off, in cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, applicable to one share of Common Stock, distributed to stockholders:

(i) equals or exceeds the average Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on the Record Date for such distribution, or

(ii) such average Last Reported Sale Prices exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options so distributed by less than $0.25,

rather than being entitled to an adjustment in the Conversion Rate, the Holder will be entitled to receive upon conversion, in addition to the shares of Common Stock, cash or a combination of cash and shares of Common Stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had held the full number of shares of Common Stock underlying its Notes immediately prior to the Ex-Dividend Date for determining the stockholders entitled to receive the distribution.

(g) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors shall have made a determination that such increase would be in the Company’s best interest, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall provide to Holders a notice of the increase, which notice shall be provided at least fifteen (15) calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock (or rights to acquire such shares) or similar event.

(i) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. No adjustment pursuant to this Section 10.04 shall be required to be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, within one year of the first adjustment carried forward, upon a Fundamental Change or on the thirty-fifth (35th) Scheduled Trading Day preceding the Maturity Date.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall issue a press release containing the relevant information and make this information available on its website. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall provide such notice of such adjustment of the Conversion Rate to each Holder within twenty (20) calendar days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (i) the opening of business on the Ex-Dividend Date for a dividend or distribution described in Section 10.04(a), 10.04(b), 10.04(d), (ii) the effective date for a share split or share combination of the Common Stock described in Section 10.04(a), (iii)

the opening of business on the Ex-Dividend Date for the determination of stockholders entitled to receive a rights or warrants pursuant to Section 10.04(b), or (iv) the Expiration Date for any tender or exchange offer pursuant to Section 10.04(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) issuing to the Holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment. For purposes of this Section 10.04(k), the term “Adjustment Event” shall mean:

(1) in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made;

(2) in any case referred to in clause (ii) hereof, the occurrence of such event;

(3) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants; and

(4) in any case referred to in clause (iv) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated.

(l) In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock. In addition, the applicable Conversion Rate will not be adjusted:

(1) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(2) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; or

(3) for a change in the par value of the Common Stock.

(m) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(n) Whenever any provision of this Article 10 requires a calculation of a number of shares of Common Stock equal to a sum or an average of Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the sum or average is to be calculated.

(o) Except as stated in this Article 10, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock, including in connection with satisfaction of the Conversion Obligation with a combination of cash and shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

SECTION 10.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

(a) any reclassification of the outstanding Common Stock (other than a change in par value or as a result of a share split or share combination to which Section 10.04(a) applies);

(b) any share exchange, consolidation or merger of the Company with or into another Person; or

(c) any conveyance, transfer, sale, lease or other disposition to any other Person or Persons of all or substantially all of the Company’s consolidated assets,

and, in either case, the holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for such Common Stock (any such event or transaction, a “Reorganization Event”), in each case, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall, without the consent of any Holders, become convertible based on the type and amount of consideration that holders of Common Stock received in such Reorganization Event. If the Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively made such an election. In all cases, the provisions under Section 10.02 shall continue to apply with respect to the calculation of the Conversion Obligation and the method of settlement. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 10.

The Company shall cause notice of the execution of such supplemental indenture to be provided to each Holder within twenty (20) calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions.

(d) If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

SECTION 10.06. Certain Covenants. (a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(b) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall use commercially reasonable efforts to have listed or quoted and shall keep listed or quoted all such shares of Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 10.07. Notice to Holders Prior to Certain Actions. Except where notice is required pursuant to Section 10.01, in case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

(b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

(c) of any reclassification of the Common Stock of the Company (other than a share split or share combination of its outstanding Common Stock, or a change in par value), or of any share exchange, consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be provided to each Holder, as promptly as possible but in any event at least twenty (20) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, share exchange, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 10.08. Stockholder Rights Plans. If the rights provided for in any rights plan adopted by the Company have not separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, upon conversion of Notes, the converting Holder will receive, in addition to shares of Common Stock, if any, the rights under the applicable stockholders agreement. If such rights have separated from the Common Stock, the Conversion Rate will be adjusted as provided in Section 10.04(c).

SECTION 10.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 10.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 10.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 10.01.

ARTICLE 11

Miscellaneous

SECTION 11.01. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Attention: Secretary

if to the Trustee:

The Bank of New York Trust Company, N.A.

2 North LaSalle, Suite 1020

Chicago, IL 60602

Attention: Global Corporate Trust

If to any Guarantor:

c/o Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

Attention: Secretary

SECTION 11.02. When Notes Disregarded. In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.03. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.04. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or partner, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Notes or this Third Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.05. Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

SECTION 11.06. Multiple Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this third Supplemental Indenture.

SECTION 11.07. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.08. Severability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.09. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Notes (including any determinations of the price of the Common Stock). The Company shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Holder upon the request of such Holder.

SECTION 11.10. No Adverse Interpretation of Other Agreements. This Third Supplemental Indenture may not be used to interpret another indenture (other than the Original Indenture), loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement (other than the Original Indenture) may not be used to interpret this Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

STANDARD PACIFIC CORP., as Issuer

By:	/S/ ANDREW H. PARNES
	Name: Title:	Andrew H. Parnes Executive Vice President-Finance and Chief Financial Officer

By:	/S/ CLAY A. HALVORSEN
	Name: Title:	Clay A. Halvorsen Executive Vice President, General Counsel and Secretary

GUARANTORS:

Barrington Estates, LLC, a Delaware limited liability company

CH Construction, Inc., a Delaware corporation

CH Florida, Inc., a Delaware corporation

Hilltop Residential, Ltd., a Florida limited partnership

HSP Arizona, Inc., a Delaware corporation

HSP Tucson, Inc., a Delaware corporation

HWB Construction, Inc., a Delaware corporation

HWB Investments, Inc., a Delaware corporation

Lagoon Valley Residential, LLC, a California limited liability company

LB/L-Duc II Franceschi, LLC, a Delaware limited liability company

LMD El Dorado 134, LLC, a California limited liability company

OLP Forty Development, LLC, a Florida limited liability company

Pala Village Investments, Inc., a Delaware corporation

SIGNATURE PAGE OF THIRD SUPPLEMENTAL INDENTURE

Residential Acquisition GP, LLC, a Florida limited liability company

SP Colony Investments, Inc., a Delaware corporation

SP Coppenbarger Investments, Inc., a Delaware corporation

SP La Floresta, Inc., a Delaware corporation

SPNS Golden Gate, LLC, a Delaware limited liability company

SP Ventura Investments, Inc., a Delaware corporation

Standard Pacific 1, Inc., a Delaware corporation

Standard Pacific 1, LLC, a Delaware limited liability company

Standard Pacific 2, Inc., a Delaware corporation

Standard Pacific 2, LLC, a Delaware limited liability company

Standard Pacific 3, Inc., a Delaware corporation

Standard Pacific 3, LLC, a Delaware limited liability company

Standard Pacific 4, Inc., a Delaware corporation

Standard Pacific 4, LLC, a Delaware limited liability company

Standard Pacific 5, Inc., a Delaware corporation

Standard Pacific 5, LLC, a Delaware limited liability company

Standard Pacific 6, Inc., a Delaware corporation

Standard Pacific 6, LLC, a Delaware limited liability company

Standard Pacific 7, Inc., a Delaware corporation

Standard Pacific 7, LLC, a Delaware limited liability company

Standard Pacific 8, Inc., a Delaware corporation

Standard Pacific 8, LLC, a Delaware limited liability company

Standard Pacific 9, Inc., a Delaware corporation

SIGNATURE PAGE OF THIRD SUPPLEMENTAL INDENTURE

Standard Pacific 9, LLC, a Delaware limited liability company

Standard Pacific of Arizona, Inc., a Delaware corporation

Standard Pacific of Central Florida, a Florida general partnership

Standard Pacific of Central Florida GP, Inc., a Delaware corporation

Standard Pacific of Colorado, Inc., a Delaware corporation

Standard Pacific of Fullerton, Inc., a Delaware corporation

Standard Pacific of Illinois, Inc., a Delaware corporation

Standard Pacific of Jacksonville, a Florida general partnership

Standard Pacific of Jacksonville GP, Inc., a Delaware corporation

Standard Pacific of Las Vegas, Inc., a Delaware corporation

Standard Pacific of Orange County, Inc., a Delaware corporation

Standard Pacific of South Florida, a Florida general partnership

Standard Pacific of South Florida GP, Inc., a Delaware corporation

Standard Pacific of Southwest Florida, a Florida general partnership

Standard Pacific of Southwest Florida GP, Inc., a Delaware corporation

Standard Pacific of Tampa GP, Inc., a Delaware corporation

Standard Pacific of Tampa, a Florida general partnership

Standard Pacific of Texas, Inc., a Delaware corporation

Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company

Standard Pacific of the Carolinas, LLC, a Delaware limited liability company

Standard Pacific of Tucson, Inc., a Delaware corporation

SIGNATURE PAGE OF THIRD SUPPLEMENTAL INDENTURE

Standard Pacific of Walnut Hills, Inc., a Delaware corporation

Walnut Hills Development 268, LLC, a California limited liability company

Westfield Homes USA, Inc., a Delaware corporation

By:	/S/ ANDREW H. PARNES
Andrew H. Parnes, in his capacity as Principal Financial and Accounting Officer of each of the above Guarantors which is a corporation or limited liability company with designated officers, and in his capacity as Principal Financial and Accounting Officer of each general partner or managing member, as applicable, of each of the above Guarantors which is a partnership or limited liability company which does not have designated officers

SIGNATURE PAGE OF THIRD SUPPLEMENTAL INDENTURE

STANDARD PACIFIC OF COLORADO, INC., a Delaware corporation

By:	/S/ KATHLEEN R WADE
Kathleen R Wade Vice President

SIGNATURE PAGE OF THIRD SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee,

By:	/s/ Sharon K. McGrath
Name: Sharon K. McGrath Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.______

6% Convertible Senior Subordinated Notes due 2012

CUSIP No.: 853763AA8

ISIN: US853863AA80

STANDARD PACIFIC CORP., a Delaware corporation, promises to pay to [Cede & Co.]1, or registered assigns, the principal sum of [            ] Million Dollars ($______) [or such lesser amount as is indicated in Schedule I attached hereto]2, on October 1, 2012, and to pay interest thereon from September 28, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year, commencing April 1, 2008, at the rate of 6.0% per annum, until the principal hereof is paid or made available for payment or this Note is converted in accordance with the Indenture (as defined on the reverse hereof). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date for such interest, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than fifteen (15) calendar days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Interest on the Notes will be calculated on the basis of a three-hundred sixty (360)-day period consisting of twelve (12) thirty (30)-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[1]	Use bracketed language only if Global Note.
[2]	Use bracketed language only if Global Note.

Dated:

STANDARD PACIFIC CORP.,

By:
Name: Title:

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

6% Convertible Senior Subordinated Notes due 2012

STANDARD PACIFIC CORP., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued these Notes under an Indenture dated as of April 10, 2002 (the “Original Indenture”), by and between the Company and J.P. Morgan Trust Company, N.A., as Trustee, as supplemented by the Third Supplemental Indenture dated as of September 24, 2007 (the “Third Supplemental Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee (the Original Indenture, as supplemented by the Third Supplemental Indenture, the “Indenture”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1(a) hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture. In the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control.

1.	Further Provisions Relating to Interest

(a) Additional Interest. In the event of the Company’s failure to comply with its reporting obligations as set forth in the Indenture, at the Company’s election, the Company shall pay additional interest (“Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the principal amount of the Notes for the first one-hundred twenty (120) days following the occurrence of such Event of Default and (ii) 0.50% of the principal amount of the Notes for the next ninety (90) days after the one-hundred twenty (120) days following the occurrence of such Event of Default. If the Company so elects, Additional Interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure by the Company to comply with its reporting obligations pursuant to the Indenture first occurs to, but not including, the two-hundred tenth (210th) day thereafter (or such earlier date on which the Event of Default relating to the Company’s reporting obligations shall have been cured or waived). On such two-hundred tenth (210th) day (or earlier, if an Event of Default relating to the Company’s obligations is cured or waived prior to such two-hundred tenth (210th) day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration if such Event of Default is continuing.

(b) Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest and Additional Interest, if any.

2.	Method of Payment

The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at 5:00 p.m., New York City time, on the March 15 and September 15 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The

Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall pay interest on:

(i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii) any Notes in certificated form having a principal amount of less than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register; and

(iii) any Notes in certificated form having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the Holder duly delivered to the trustee at least five (5) Business Days prior to the relevant Interest Payment Date.

3.	Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent

Initially, The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States (the “Trustee”), will act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent or Bid Solicitation Agent without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Sinking Fund

The Notes are not subject to any sinking fund.

5.	Repurchase of Notes at the Option of Noteholders

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth (15th) calendar day after the occurrence of such Fundamental Change.

6.	Conversion

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to 5:00 p.m. (New York City time) on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture. Upon conversion, the Company shall satisfy its Conversion Obligation in shares of Common Stock, cash or a combination of cash and shares of Common Stock. As of the date of the Indenture, the Company has elected to satisfy its Conversion Obligation in shares of Common Stock. The Company may elect, in accordance with the Indenture, a different settlement method pursuant to the terms of the Indenture. In addition, the Company may irrevocably elect Net Share Settlement in accordance with the Indenture. The initial Conversion Rate shall be 114.2857 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, and the number of shares of Common Stock issuable upon conversion shall be rounded down to the next lower whole number. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

7.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

8.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

10.	Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default (other than any continuing Event of Default in payment of interest or principal amount of the Notes or in respect of provisions that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.

11.	Defaults and Remedies

Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

12.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.	No Recourse Against Others

A director, officer, employee, incorporator, stockholder or partner, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

14.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

GUARANTEE

FOR VALUE RECEIVED, each of the undersigned hereby unconditionally, jointly and severally, and irrevocably guarantees to the Holders of the 6% Convertible Senior Subordinated Notes due 2012 of the Company (the “Notes”) that (i) the principal of, interest on and the Conversion Obligation (to the extent payable in cash or property other than Capital Stock of the Company), if any, of the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, upon conversion or repurchase, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee thereunder, will be promptly paid in full or performed, all in accordance with the terms thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise; all in accordance with and subject to the terms and limitations of the Notes, Article 7 of the Third Supplemental Indenture among the Company, the guarantors party thereto, and the Trustee (the “Third Supplemental Indenture”) and this Guarantee. This Guarantee will become effective on the date hereof. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

The obligations of the undersigned to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 7 of the Third Supplemental Indenture and reference is hereby made to the Third Supplemental Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

The obligations of the undersigned pursuant to this Guarantee are subordinated in right of payment to the obligations of the undersigned under its Guarantor Senior Indebtedness in the same manner and to the same extent that the Notes are subordinated to Senior Indebtedness of the Company pursuant to Article 11 of the Original Indenture.

Any capitalized term used in this Guarantee and not defined herein shall have the meaning specified in the Indenture, unless the context shall otherwise require.

This Guarantee is subject to release and termination upon the terms set forth in the Third Supplemental Indenture.

This Guarantee may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which, when taken together, will be deemed to constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this guarantee to be duly executed as of this 28th day of September, 2007.

GUARANTORS:

Barrington Estates, LLC, a Delaware limited liability company

CH Construction, Inc., a Delaware corporation

CH Florida, Inc., a Delaware corporation

Hilltop Residential, Ltd., a Florida limited partnership

HSP Arizona, Inc., a Delaware corporation

HSP Tucson, Inc., a Delaware corporation

HWB Construction, Inc., a Delaware corporation

HWB Investments, Inc., a Delaware corporation

Lagoon Valley Residential, LLC, a California limited liability company

LB/L-Duc II Franceschi, LLC, a Delaware limited liability company

LMD El Dorado 134, LLC, a California limited liability company

OLP Forty Development, LLC, a Florida limited liability company

Pala Village Investments, Inc., a Delaware corporation

Residential Acquisition GP, LLC, a Florida limited liability company

SP Colony Investments, Inc., a Delaware corporation

SP Coppenbarger Investments, Inc., a Delaware corporation

SP La Floresta, Inc., a Delaware corporation

SPNS Golden Gate, LLC, a Delaware limited liability company

SP Ventura Investments, Inc., a Delaware corporation

Standard Pacific 1, Inc., a Delaware corporation

Standard Pacific 1, LLC, a Delaware limited liability company

Standard Pacific 2, Inc., a Delaware corporation

Standard Pacific 2, LLC, a Delaware limited liability company

Standard Pacific 3, Inc., a Delaware corporation

Standard Pacific 3, LLC, a Delaware limited liability company

Standard Pacific 4, Inc., a Delaware corporation

Standard Pacific 4, LLC, a Delaware limited liability company

Standard Pacific 5, Inc., a Delaware corporation

Standard Pacific 5, LLC, a Delaware limited liability company

Standard Pacific 6, Inc., a Delaware corporation

Standard Pacific 6, LLC, a Delaware limited liability company

Standard Pacific 7, Inc., a Delaware corporation

Standard Pacific 7, LLC, a Delaware limited liability company

Standard Pacific 8, Inc., a Delaware corporation

Standard Pacific 8, LLC, a Delaware limited liability company

Standard Pacific 9, Inc., a Delaware corporation

Standard Pacific 9, LLC, a Delaware limited liability company

Standard Pacific of Arizona, Inc., a Delaware corporation

Standard Pacific of Central Florida, a Florida general partnership

Standard Pacific of Central Florida GP, Inc., a Delaware corporation

Standard Pacific of Colorado, Inc., a Delaware corporation

Standard Pacific of Fullerton, Inc., a Delaware corporation

Standard Pacific of Illinois, Inc., a Delaware corporation

Standard Pacific of Jacksonville, a Florida general partnership

Standard Pacific of Jacksonville GP, Inc., a Delaware corporation

Standard Pacific of Las Vegas, Inc., a Delaware corporation

Standard Pacific of Orange County, Inc., a Delaware corporation

Standard Pacific of South Florida, a Florida general partnership

Standard Pacific of South Florida GP, Inc., a Delaware corporation

Standard Pacific of Southwest Florida, a Florida general partnership

Standard Pacific of Southwest Florida GP, Inc., a Delaware corporation

Standard Pacific of Tampa GP, Inc., a Delaware corporation

Standard Pacific of Tampa, a Florida general partnership

Standard Pacific of Texas, Inc., a Delaware corporation

Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company

Standard Pacific of the Carolinas, LLC, a Delaware limited liability company

Standard Pacific of Tucson, Inc., a Delaware corporation

Standard Pacific of Walnut Hills, Inc., a Delaware corporation

Walnut Hills Development 268, LLC, a California limited liability company

Westfield Homes USA, Inc., a Delaware corporation

By:
Andrew H. Parnes, in his capacity as Principal Financial and Accounting Officer of each of the above Guarantors which is a corporation or limited liability company with designated officers, and in his capacity as Principal Financial and Accounting Officer of each general partner or managing member, as applicable, of each of the above Guarantors which is a partnership or limited liability company which does not have designated officers

STANDARD PACIFIC OF COLORADO, INC., a Delaware corporation

By:
Kathleen R Wade Vice President

CONVERSION NOTICE

TO:	STANDARD PACIFIC CORP.
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: ______________________

______________________________

______________________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

______________________________

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address

__________________________

(Name)

______________________________

(Street Address)

______________________________

(City, State and Zip Code)

Principal amount to be converted

(if less than all):

$_____________________________

Social Security or Other Taxpayer

Identification Number:

______________________________

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	STANDARD PACIFIC CORP.
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Paying Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Standard Pacific Corp. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: ______________________

Signature(s): ______________________

                       ______________________

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): ____________________________

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): ______________________

Social Security or Other Taxpayer Identification Number: ________________

ASSIGNMENT

For value received ________________________________________ hereby sell(s) assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

Dated: ______________________

______________________________

______________________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

______________________________

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Schedule I

6% Convertible Senior Subordinated Notes Due 2012

Date	Principal Amount	Notation Explaining Amount Recorded	Authorized Signature of Trustee or Custodian